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                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                           WEBSITE MANAGEMENT COMPANY, INC.


                                     ARTICLE ONE

     WebSite Management Company, Inc., pursuant to the provisions of Article
4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                     ARTICLE TWO

     The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

     The name of the corporation is changed from WebSite Management Company, Inc. to FlashNet Communications, Inc. by a change to ARTICLE ONE of the articles of incorporation.

     The number of shares which the corporation is authorized to issue is changed from Fifty Million (50,000,000) shares of Common Stock to Five Million (5,000,000) shares of Common Stock and Two Million (2,000,000) shares of Preferred Stock by a change to ARTICLE FOUR of the articles of incorporation. All shares of Common Stock have identical rights and privileges with each other in every respect. Shares of Preferred Stock may be issued in one or more series designated by the Board of Directors.

     Preemptive rights are denied as to all shareholders by a change to ARTICLE SEVEN of the articles of incorporation.

                                    ARTICLE THREE

     Each of the above described amendments to the articles of incorporation by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 7th day of February, 1998.

                                     ARTICLE FOUR

     The number of shares outstanding at the time of adoption of the restated articles of incorporation was 1,613,888; the number of shares entitled to vote on the restated articles of incorporation as so amended was 1,613,888; the number of shares voted for such restated articles of incorporation as so amended was 1,256,888; and the number of shares voted against such restated articles of incorporation as so amended was zero.

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                                     ARTICLE FIVE

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof, as amended as above set forth.

                                     ARTICLE ONE

     THE NAME OF THE CORPORATION IS FLASHNET COMMUNICATIONS, INC.

                                     ARTICLE TWO

     THE PERIOD OF DURATION IS PERPETUAL.

                                    ARTICLE THREE

     THE CORPORATION IS ORGANIZED FOR THE PURPOSE OF PROVIDING INTERNET SERVICES TO THE GENERAL PUBLIC, COMMERCIAL INTERESTS AND OTHERS, AND THE TRANSACTION OF ANY AND ALL LAWFUL BUSINESS FOR WHICH A CORPORATION MAY BE ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS.

                                     ARTICLE FOUR

     THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS SEVEN MILLION (7,000,000), DIVIDED INTO ONE CLASS OF FIVE MILLION (5,000,000) SHARES OF COMMON STOCK WITHOUT PAR VALUE PER SHARE AND ONE CLASS OF TWO MILLION (2,000,000) SHARES OF PREFERRED STOCK WITH PAR VALUE OF ONE DOLLAR ($1.00) PER SHARE.

     ALL SHARES OF COMMON STOCK SHALL HAVE RIGHTS AND PRIVILEGES IDENTICAL WITH EACH OTHER IN EVERY RESPECT.

     THE SHARES OF PREFERRED STOCK AUTHORIZED BY THESE ARTICLES MAY BE ISSUED FROM TIME TO TIME IN ONE OR MORE SERIES. THE BOARD OF DIRECTORS MAY FIX OR ALTER THE DIVIDEND RATES, CONVERSION RIGHTS, AND RIGHTS AND TERMS OF REDEMPTION; SPECIFICALLY, THE BOARD MAY FIX OR ALTER, AMONG OTHER THINGS, SINKING-FUND PROVISIONS, THE REDEMPTION PRICE OR PRICES, AND THE LIQUIDATION PREFERENCES OF ANY WHOLLY UNISSUED SERIES OF SHARES OF THE PREFERRED STOCK (INCLUDING THE NUMBER OF SHARES CONSTITUTING ANY SUCH SERIES AND THE DESIGNATION THEREOF).

                                    ARTICLE FIVE

     THE STREET ADDRESS OF THE CORPORATION'S REGISTERED AGENT IS 1812 NORTH FOREST PARK BOULEVARD, FORT WORTH, TEXAS 76102, AND THE REGISTERED AGENT AT THIS ADDRESS IS M. SCOTT LESLIE.




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                                     ARTICLE SIX

     THE CORPORATION WILL NOT COMMENCE BUSINESS UNTIL IT HAS RECEIVED FOR THE ISSUANCE OF SHARES CONSIDERATION OF THE VALUE OF AT LEAST $1,000, CONSISTING OF MONEY, LABOR DONE OR PROPERLY ACTUALLY RECEIVED.

                                    ARTICLE SEVEN

     NO SHAREHOLDER OR OTHER PERSON SHALL HAVE A PREEMPTIVE RIGHT TO ACQUIRE ANY TREASURY SHARES, PRESENTLY AUTHORIZED SHARES, OR SHARES THE CORPORATION MAY HEREAFTER BE AUTHORIZED TO ISSUE. SHARES OF THE CORPORATION MAY BE ISSUED AND SOLD FROM TIME TO TIME BY DIRECTION OF THE BOARD OF DIRECTORS AND UPON SUCH TERMS AND CONDITIONS AS THE BOARD OF DIRECTORS MAY DEEM PROPER AND ADVISABLE.

                                    ARTICLE EIGHT

     THE NUMBER OF DIRECTORS CONSTITUTING THE CURRENT BOARD OF DIRECTORS IS SIX. THE NAMES AND ADDRESSES OF THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS ARE:


     JOHN B. KLEINHEINZ            201 MAIN STREET
                                   SUITE 2001
                                   FORT WORTH, TEXAS  76102

     MICHAEL SCOTT LESLIE          1812 N. FOREST PARK BLVD.
                                   FORT WORTH, TEXAS  76102

     PETER PHILPOT                 9320 CROWLEY RD.
                                   FORT WORTH, TEXAS  76134

     STEPHEN BRADLEY MARKWARDT     2409 COLONIAL PARKWAY
                                   FORT WORTH, TEXAS  76109

     JAMES A. RYFFEL               3113 UNIVERSITY DR.,
                                   SUITE 600
                                   FORT WORTH, TEXAS  76109

     ALBERT LEE THURBURN           1812 N. FOREST PARK BLVD.
                                   FORT WORTH, TEXAS  76102




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                                     ARTICLE NINE

CUMULATIVE VOTING BY THE SHAREHOLDERS AT ANY ELECTION FOR DIRECTORS IS PROHIBITED. THE SHAREHOLDERS ENTITLED TO VOTE FOR DIRECTORS IN THE ELECTION MAY CAST ONLY ONE VOTE PER DIRECTORSHIP FOR EACH SHARE HELD.

                                     ARTICLE TEN

THE DIRECTORS OF THE CORPORATION WILL NOT BE LIABLE TO THE CORPORATION OR ITS SHAREHOLDERS FOR MONETARY DAMAGES FOR ACTS OR OMISSIONS THAT OCCUR IN THE DIRECTORS' CAPACITY AS DIRECTORS. THIS ARTICLE DOES NOT LIMIT THE LIABILITY OF ANY DIRECTOR TO THE EXTENT SUCH DIRECTOR IS FOUND LIABLE FOR: (1) A BREACH OF HIS DUTY OF LOYALTY TO THE CORPORATION OR ITS SHAREHOLDERS; (2) AN ACT OR OMISSION NOT IN GOOD FAITH THAT CONSTITUTES A BREACH OF THE DIRECTOR'S DUTY TO THE CORPORATION, OR AN ACT OR OMISSION THAT INVOLVES INTENTIONAL MISCONDUCT OR A KNOWING VIOLATION OF THE LAW; (3) A TRANSACTION FROM WHICH THE DIRECTOR RECEIVED AN IMPROPER BENEFIT, WHETHER OR NOT THE BENEFIT RESULTED FROM AN ACTION TAKEN WITHIN THE SCOPE OF THE DIRECTOR'S OFFICE; OR (4) AN ACT OR OMISSION FOR WHICH THE LIABILITY OF THE DIRECTOR IS EXPRESSLY PROVIDED BY AN APPLICABLE STATUTE.

                                    ARTICLE ELEVEN

ANY ACTION REQUIRED BY THE TEXAS BUSINESS CORPORATION ACT TO BE TAKEN AT ANY ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS, OR ANY ACTION WHICH MAY BE TAKEN AT ANY ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS, MAY BE TAKEN WITHOUT A MEETING, WITHOUT PRIOR NOTICE, AND WITHOUT A VOTE, IF A CONSENT OR CONSENTS IN WRITING, SETTING FORTH THE ACTION SO TAKEN, SHALL BE SIGNED BY THE HOLDER OR HOLDERS OF SHARES HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES THAT WOULD BE NECESSARY TO TAKE SUCH ACTION AT A MEETING AT WHICH THE HOLDERS OF ALL SHARES ENTITLED TO VOTE ON THE ACTION WERE PRESENT AND VOTED.


Dated the 18th day of February, 1998.


                                               WEBSITE MANAGEMENT COMPANY, INC.


                                               By:  /s/ M. Scott Leslie
                                                    ---------------------------
                                                    M. Scott Leslie, President






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